Exhibit 23.1

Consent Independent Registered Public Accounting Firm

We hereby consent to the inclusion in this Registration Statement on Amendment No. 4 to Form S-1, of our report dated April 9, 2014, of Blow and Drive Interlock Corporation, Formerly known as Jam Run Acquisition Corporation, relating to the financial statements as of December 31, 2013 and for the period from July 2, 2013 (inception) through December 31, 2013, and the reference to our firm under the caption “Experts” in the Registration Statement.

/S/ JPDH & Company

Irvine, California
November 20 , 2014